UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2008 (December 30, 2008)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	06749 (Zip Code)

(203) 573-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On December 30, 2008, Chemtura Corporation entered into (i) a Sixth Amendment and Waiver Agreement (the “Sixth RA Amendment”) to the Fourth Amended and Restated Receivables Sale Agreement dated as of September 28, 2006 (the “Receivables Agreement”) by and among Crompton & Knowles Receivables Corporation, as seller (“Seller”), Chemtura Corporation, as the initial collection agent, The Royal Bank of Scotland plc (as successor to ABN AMRO Bank N.V.), as agent, and various other banks and liquidity providers, (ii) a Waiver and Amendment No. 2 (the “Second CA Amendment”) to its Amended and Restated Credit Agreement dated July 31, 2007 (the “Credit Agreement”) with Citibank, N.A., as agent, and the other lenders and agents party thereto, and (iii) a Second Amended and Restated Pledge and Security Agreement (the “Security Agreement”) among Chemtura Corporation, certain domestic subsidiaries of Chemtura Corporation, and Citibank, N.A., as agent.

The Sixth RA Amendment

The Receivables Agreement provides for the sale by the Seller to certain financial institutions (collectively, the “Purchasers”) of an undivided interest in receivables originally owed to Chemtura Corporation, Chemtura USA Corporation, Great Lakes Chemical Corporation or Bio-Lab, Inc.  Pursuant to the Sixth RA Amendment, the Purchasers agreed to waive until the earlier to occur of (i) March 30, 2009, or (ii) the date on which certain specified events (such as the occurrence of an additional Termination Event (as defined in the Receivables Agreement) or if the Second CA Amendment shall cease to be effective) occur, certain provisions of the Receivables Agreement which permit the Purchasers to terminate their respective commitments to purchase additional undivided interests in future receivables or exercise certain other remedies.  In addition, the Sixth RA Amendment, among other things, provides for: (i) a decrease in the aggregate purchase commitments of the Purchasers from $275 million to $100 million, (ii) shortening the scheduled expiration date of the Purchasers’ purchase commitments from August 30, 2010 to March 30, 2009, (iii) an increase in the margin payable on the investment of the Purchasers in the receivables from 1.25% to 2.5% per annum prior to February 1, 2009 and 3.5% per annum thereafter, and (iv) an increase in the fee payable on the Purchasers’ unused commitments from 0.6% to 1.50% per annum (prior to the date of the Sixth RA Amendment, the margin and the unused commitment fee were based upon Chemtura Corporation's public debt rating, and Chemtura Corporation was paying margin and commitment fees at the highest rate).

A copy of the Sixth RA Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Second CA Amendment

Pursuant to the Second CA Amendment, for the period commencing on December 30, 2008 through March 30, 2009 (the “Waiver Period”), compliance with the financial covenants under the Credit Agreement has been waived.  In addition, certain events of default are waived during the Waiver Period.  During the Waiver Period, advances outstanding under the Credit Agreement are not permitted to exceed (A) $180 million from the commencement of the Waiver Period until December 31, 2008, (B) $195 million from January 1, 2009 to January 31, 2009, and (C) $190 million from February 1, 2009 until the end of the Waiver Period.  During the Waiver Period, letters of credit are not permitted to exceed $97 million.

During the Waiver Period, (i) the margin added to calculate interest rates has been increased from 0.60% to 2.60% per annum for base rate advances and from 1.60% to 3.60% per annum for eurocurrency rate advances and (ii) the unused commitment fee has been increased from 0.40% to 1.00% per annum (prior to the Waiver Period, the margins and the unused commitment fee were based upon Chemtura Corporation's public debt rating, and Chemtura Corporation was paying margin and commitment fees at the highest rate).  In addition, during the Waiver Period, certain of the covenants in the Credit Agreement have been amended to substantially restrict Chemtura Corporation's ability to incur debt or liens, dispose of assets, and make investments. Further, a restricted payments covenant has been added to the Credit Agreement, restricting the ability of Chemtura Corporation to make cash dividends and repurchase its equity during the Waiver Period, subject to certain limited exceptions.

The Second CA Amendment also makes the following permanent changes to the Credit Agreement, among others:  (i) to the extent that a lender participates in a new U.S. accounts receivable securitization facility, its commitments under the Credit Agreement will be reduced pro rata by the amount of its commitment under the new securitization facility, (ii) adding a requirement that any U.S. accounts receivable securitization facility be fully utilized prior to allowing additional borrowings under the Credit Agreement, (iii) modifying the cross default provision to include events under securitization facilities, (iv) adding a requirement that substantially all cash held by Chemtura Corporation or the guarantors be located at Citibank or be subject to account control agreements, (v) adding as an event of default the failure of Chemtura Corporation to enter into a new securitization facility of less than $100 million on or before January 30, 2009 and (vi) eliminating the provision that terminated the security interest granted to the lenders if a certain rating was obtained on Chemtura Corporation's public debt.

The conditions precedent to the effectiveness of the Second CA Amendment include:  (i) Chemtura Corporation reduced its commitments under the Credit Agreement from $740 million to $500 million and (ii) the Security Agreement was amended to provide for the grant of a security interest in the inventory of Chemtura Corporation and each guarantor under the Credit Agreement, up to certain limitations provided under Chemtura Corporation’s bond indentures.

Copies of the Second CA Amendment and the Security Agreement are attached hereto as Exhibit 10.2 and Exhibit, 10.3, respectively and are incorporated by reference herein.

Lenders under the Receivables Agreement and Credit Agreement, or their affiliates, have performed, and may in the future perform, investment banking and other services for Chemtura Corporation.

Item 2.06 Material Impairments.

On December 11, 2008, Chemtura Corporation announced that changes in Chemtura Corporation’s financial performance during the fourth quarter 2008 and the outlook in 2009 have led Chemtura Corporation to conclude on December 30, 2008 an impairment has occurred to the carrying value of its goodwill. Chemtura Corporation will quantify and record a non-cash goodwill impairment charge in its fourth quarter 2008 financial results, together with charges related to its new restructuring program and the expenses related to the Sixth RA Amendment and the Second CA Amendment.

Item 8.01 Other Events.

A copy of the press release announcing the transactions described above and other items is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

*                 *                      *

(d)                      Exhibits.

Exhibit Number	Exhibit Description
10.1	Sixth Amendment and Waiver Agreement to the Fourth Amended and Restated Receivables Sale Agreement

10.2	Waiver and Amendment No. 2 to the Amended and Restated Credit Agreement

10.3	Second Amended and Restated Pledge and Security Agreement

99.1	Chemtura Press Release dated December 30, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By: /s/ Lynn A. Schefsky Name: Lynn A. Schefsky Title: Senior Vice President, General Counsel and Secretary

Date:   December 30, 2008

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Sixth Amendment and Waiver Agreement to the Fourth Amended and Restated Receivables Sale Agreement
10.2	Waiver and Amendment No. 2 to the Amended and Restated Credit Agreement
10.3	Second Amended and Restated Pledge and Security Agreement
99.1	Chemtura Press Release dated December 30, 2008